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                                                                     EXHIBIT 2.2

          AMENDMENT NO. 1 (this "AMENDMENT NO. 1") dated as of August 8, 2002, to the RECAPITALIZATION AGREEMENT dated as of July 16, 2002, among MQ ASSOCIATES INC., a Delaware corporation (the "COMPANY"), MQ INVESTMENT HOLDINGS, LLC, a Delaware limited liability company (the "BUYER"), David Lang and Gene Venesky, as the Stockholders' Representatives, and the stockholders of the Company listed on the signature pages to the Recapitalization Agreement (each, a "STOCKHOLDER" and, collectively, the "STOCKHOLDERS") (the "RECAPITALIZATION AGREEMENT").

          WHEREAS, the Rollover Stockholders desire to increase their aggregate post-closing ownership interests in the Company pursuant to the terms of the Recapitalization Agreement by increasing the aggregate amount of Rollover Shares; and

          WHEREAS, the parties hereto wish to amend the Recapitalization Agreement and certain Schedules to the Recapitalization Agreement in connection with such increase in the Rollover Shares and to provide for such other amendments as are provided for herein.

          NOW THEREFORE, in consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Recapitalization Agreement.

     Section 2. Amendments to the Recapitalization Agreement.

                As of the date hereof, the Recapitalization Agreement shall be amended as follows:

          (a) The third "WHEREAS" clause in the preamble shall be amended by deleting the two references therein to ".001" and replacing each of them with ".01".

          (b)   The sixth "WHEREAS" clause in the preamble shall be amended by
(i) deleting the figure "7,488,185" and replacing it with the figure "7,407,963", and (ii) deleting the figure "51,057" and replacing it with the figure "49,959".

          (c) The definition of "AGGREGATE PURCHASE PRICE" in SECTION 1.1 shall be amended by deleting the figure "$108,439,385.00" and replacing it with the figure "$107,100,000".

          (d) The definition of "TA NOTE PURCHASE AMOUNT" in SECTION 1.1 shall be deleted in its entirety and replaced with the following:

               ""TA NOTE PURCHASE AMOUNT" means the amount equal to the sum of (i) the product of (A) $8,790,000 and (B) 1.01, PLUS (ii) any accrued but unpaid interest on the TA Notes through the Closing Date, PLUS (iii) the result of (A) the product of (1) the Common Stock Per Share Redemption Amount and
               (2) 88,608 minus (b) $886.00."

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          (e)   SECTION 1.3 shall be amended by (i) deleting the figure
"72,939,385" and replacing it with the figure "72,100,000", and (ii) deleting the figure "35,500,000" and replacing it with the figure "35,000,000".

          (f) All references to "Stockholders' Representative" in SECTIONS 1.9(a)(iv), 2.7(a), 5.4(b), 7.4, 7.6, 9.2(a)(ii), 9.2(d)(ii), 9.2(h), 9.2(j),
9.2(k), 9.2(l), 9.3(g), 9.3(h), 9.3(i), 10.1(c), and 11.2 and in the definition of "CLOSING DOCUMENT" shall be deleted and replaced with "Stockholder Representatives".

          (g) SECTION 9.6 shall be amended by adding, immediately following the last sentence thereof, the following:

          "For purposes of SECTIONS 9.6 and 9.7(a) only, the execution and delivery of the Subordinated Note Purchase Agreement and the consummation of the transactions contemplated thereunder, including (without limitation) the issuance and sale of the senior subordinated notes to the Initial Purchasers (as defined therein) pursuant thereto (collectively, the "BOND FINANCING"), shall be deemed to have taken place at the Closing, and (i) the limitation set forth in the immediately preceding sentence shall be inapplicable with respect to any Liability of a director or officer of the Company arising from activities directly related to the Bond Financing and (ii) with respect to any Liability of any director or officer in his capacity as such (whether incumbent as of the date of this Agreement or subsequent thereto) and arising from activities directly related to the Bond Financing, such director or officer shall be entitled to all lawful indemnities permitted by the Delaware General Corporation Law, including those set forth in Article VI of the Fourth Restated Charter."

          (h)   ANNEX A is hereby amended by adding the following:

          ""BOND FINANCING" has the meaning set forth in SECTION 9.6".

          (i) SCHEDULE 1.4 is hereby amended and restated in its entirety as set forth on ANNEX A hereto.

     Section 3. MISCELLANEOUS.

          (a) NO OTHER AMENDMENTS. The amendments set forth herein are limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Recapitalization Agreement or any of the documents referred to therein. Whenever reference is made to the Recapitalization Agreement, whether therein or in any other document, agreement or instrument referred to therein, such reference shall be to the Recapitalization Agreement as amended hereby. Except as expressly provided in this Amendment No. 1, the Recapitalization Agreement remains in full force and effect in accordance with its terms.

          (b) COUNTERPARTS. This Amendment No. 1 may be executed in any number of counterparts (including by facsimile), each of which shall constitute an original instrument, but all of which when taken together shall constitute but one Amendment No. 1.

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          (c)   GOVERNING LAW. This Amendment No. 1 will be governed by, and construed in accordance with, the internal Laws of the State of New York regardless of the Laws that might otherwise govern under applicable principles of conflict of laws.

          (d) NOTICES. All notices, demands, and requests of any kind to be delivered to any party hereto in connection with this Amendment No. 1 shall be delivered in accordance with SECTION 11.1 of the Recapitalization Agreement.

          (e) HEADINGS. The headings used herein are for convenience of reference only and shall not affect the construction of, nor shall they be taken into consideration in interpreting, this Amendment No. 1.

          (f) PARTIES IN INTEREST. This Amendment No. 1 shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing is this Amendment No. 1, express or implied, is intended to confer upon any Person other than the Company, the Buyer, the Stockholders' Representatives and the Stockholders, or their successors or permitted assigns, any rights or remedies under or by reason of this Amendment No. 1.

                                    * * * * *

                                        3
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          IN WITNESS WHEREOF, this Amendment No. 1 to the Recapitalization
Agreement has been duly executed as of the day and year first above written.

                                        MQ ASSOCIATES, INC.


                                        By: /s/ GENE VENESKY
                                        -----------------------------------
                                        Gene Venesky
                                        CEO


                                        BUYER:

                                        MQ INVESTMENT HOLDINGS, LLC

                                        By: J.P. MORGAN PARTNERS (BHCA), L.P.,
                                            its Managing Member

                                        By: JPMP MASTER FUND MANAGER, L.P.,
                                            its General Partner

                                        By: JPMP CAPITAL CORP.,
                                            its General Partner

                                        By: /s/ MITCHELL BLUTT
                                        -----------------------------------
                                        Mitchell Blutt
                                        Executive Vice President

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                                        STOCKHOLDERS:

                                        TA/ADVENT VIII, L.P.

                                        By: TA Associates VIII LLC,
                                            its General Partner

                                        By: TA Associates, Inc.,
                                            its Manager Member

                                        By: /s/ DAVID S.B. LANG
                                        -----------------------------------
                                        David S.B. Lang
                                        Prinicpal


                                        TA/ADVENT II ATLANTIC AND PACIFIC IV,
                                        L.P.

                                        By: TA Associates AP IV, L.P.,
                                            its General Partner

                                        By: TA Associates, Inc.,
                                            its General Partner

                                        By: /s/ DAVID S.B. LANG
                                        -----------------------------------
                                        David S.B. Lang
                                        Prinicpal

                                        TA INVESTORS LLC

                                        By: TA Associates, Inc.,
                                            its Manager


                                        By: /s/ RICHARD D. TADLER
                                        -----------------------------------
                                        Richard D. Tadler
                                        Managing Director

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                                        TA EXECUTIVES FUND LLC

                                        By: TA Associates, Inc.,
                                            its Manager


                                        By: /s/ DAVID S.B. LANG
                                        -----------------------------------
                                        David S.B. Lang
                                        Prinicpal


                                        2000 EXCHANGE PLACE FUND LLC


                                        By: /s/ H. DAVID HENKEN
                                        -----------------------------------
                                        H. David Henken
                                        Managing Member


                                        GPH MQ PARTNERS


                                        By: /s/ KEVIN DENNIS
                                        -----------------------------------
                                        Kevin Dennis
                                        Managing Partner


                                        GPH MQ PARTNERS II


                                        By: /s/ KEVIN DENNIS
                                        -----------------------------------
                                        Kevin Dennis
                                        Managing Partner


                                        1998 GPH FUND, LLC

                                        By: /s/ H. DAVID HENKEN
                                        -----------------------------------
                                        H. David Henken
                                        Managing Member

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                                        /s/ GENE VENESKY
                                        -----------------------------------
                                        Gene Venesky

                                        /s/ J. KENNETH LUKE
                                        -----------------------------------
                                        J. Kenneth Luke

                                        /s/ THOMAS C. GENTRY
                                        -----------------------------------
                                        Thomas C. Gentry

                                        /s/ DANIEL S. SCHAEFER
                                        -----------------------------------
                                        Daniel S. Schaefer

                                        /s/ MICHAEL A. VILLA
                                        -----------------------------------
                                        Michael A. Villa


                                        STOCKHOLDERS' REPRESENTATIVES


                                        By: /s/ DAVID S.B. LANG
                                        -----------------------------------
                                        David S.B. Lang
                                        Prinicpal

                                        By: /s/ GENE VENESKY
                                        -----------------------------------
                                        Gene Venesky
                                        CEO